============================================================================

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549-1004


                                  FORM 8-K


                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR  15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) August 31, 2000
                                                       ---------------


                      Commission File Number 33-64325
                                             --------


                          REUNION INDUSTRIES, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        DELAWARE                                    06-1439715
------------------------              ------------------------------------
(State of Incorporation)              (I.R.S. Employer Identification No.)


                      11 STANWIX STREET, SUITE 1400
                      PITTSBURGH, PENNSYLVANIA 15222
       ------------------------------------------------------------
       (Address of principal executive offices, including zip code)


                              (412) 281-2111
           ----------------------------------------------------
             (Registrant's telephone number, including area code)


                           Page 1 of 139 pages.

                       Exhibit index is on page 17.

==========================================================================

             FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     This Current Report on Form 8-K contains forward-looking statements as defined by Section 21E of the Securities Act of 1934, as amended, concerning the Registrant's expectations about future and pro forma results of operations, financial position and cash flows, which are dependent upon future events beyond the Registrant's control. Note that all forward-looking statements involve risks and uncertainties including, without limitation, factors which could cause the future results and shareholder values to differ significantly from those expressed in the forward-looking statements. In light of the risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Reunion or any other person that the forward-looking statements will occur.

ITEM 2.   Acquisition or Disposition of Assets.
          -------------------------------------

     On August 31, 2000 RII Investment Corp. ("RII"), a wholly-owned subsidiary of Reunion Industries, Inc. (the "Registrant"), sold its entire 80.47% equity interest, consisting of 12,642 "ordinary" voting shares (the "Shares"), in Data Packaging Holdings Limited ("DPHL"), an Irish company, to Tintarent Limited (the "Buyer"), an Irish company which is a subsidiary of Trend Technologies, Inc. DPHL is a holding company which owns all of the outstanding common stock of Data Packaging Limited ("DPL"), an Irish company engaged in the business of manufacturing and distributing injection molded thermoplastics components, principally in Ireland. The sale of the Shares (the "Sale Transaction") was consummated pursuant to a Share Purchase Agreement dated August 4, 2000 (the "Sale Agreement") among the Buyer, the Registrant, RII and the other shareholders of DPHL.

     The consideration received by RII in the Sale Transaction was $11,325,000 in cash, net of a $1,395,000 repayment of the Registrant's indebtedness to DPL. In addition, completion of the Sale Transaction resulted in the elimination of approximately $2,000,000 of debt and preferred stock obligations of DPHL and DPL from the Registrant's consolidated balance sheet. The consideration is subject to a possible post-closing reduction if the adjusted net working capital of DPHL and DPL as of the closing date is determined to be less than approximately $292,000, such adjustment to be in the amount of the shortfall, if any. The amount of consideration was determined by negotiation among the Buyer and the selling shareholders.

     In the Sale Agreement, the Registrant agreed not to engage in the business of manufacturing and distributing injection molded thermoplastics components in the Ireland and Northern Ireland for two years. However, the Registrant is not restricted from engaging in such business anywhere else in the world, and it intends to continue to do so through its Plastics Group division, ORC Plastics, which has facilities in New York, North Carolina and Indiana and which manufactures high volume, precision plastic products and thermoset compounds and provides engineered plastics services.


ITEM 7.   Financial Statement and Exhibits.
          ---------------------------------

(a)  Financial Statements

     None.

(b)  Pro Forma Financial Information

                  REUNION INDUSTRIES, INC. AND SUBSIDIARIES
                  UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                             FINANCIAL STATEMENTS

     The accompanying unaudited pro forma consolidated condensed financial statements and related notes are presented in accordance with the SEC rules and regulations to show the pro forma effects of the merger of all of the assets and business of Chatwins Group with and into Reunion, the simultaneous acquisition of Kingway and the sale of Reunion's investment in Data Packaging Holdings Limited (DPHL), an Irish holding company which owned all of the outstanding common stock of Data Packaging Limited, Reunion's Irish plastics business.

     The merger was completed on March 16, 2000 and is being accounted for as a purchase under APB Opinion No. 16 "Business Combinations" with Chatwins Group as the acquirer for purposes of applying purchase accounting. Accordingly, the Chatwins Group assets and liabilities were accounted for at historical book values and the assets and liabilities of Reunion were revalued at their estimated fair value. The excess of purchase price over fair value of assets acquired and liabilities assumed (goodwill) for the acquisition of the approximately 63% of Reunion common stock not previously owned by Chatwins Group has been capitalized and is being amortized over 15 years.

     Simultaneously with the closing of the merger and related refinancing, Reunion acquired Kingway. This acquisition was accounted for as a purchase under APB Opinion No. 16.

     The disposition of DPHL occurred on August 31, 2000. The proceeds of $11,330,000 were used to repay debt.

     The unaudited pro forma consolidated condensed balance sheet as of June 30, 2000 includes the effects of the March 16, 2000 merger and acquisition and is based on the assumption that the sale of DPHL was completed on June 30, 2000. The unaudited pro forma consolidated condensed income statement for the six months ended June 30, 2000 is based on the assumptions that the merger, the simultaneous acquisition of Kingway and the sale of DPHL were completed January 1, 2000. The unaudited pro forma consolidated condensed income statement for the year ended December 31, 1999 is based on the assumption that the merger, the simultaneous acquisition of Kingway and the sale of DPHL were completed January 1, 1999.

     The Reunion Industries historical financial information presented in the unaudited pro forma consolidated condensed balance sheet and statement of operations at and for the six months ended June 30, 2000 is derived from Reunion's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. The Reunion Industries pro forma financial information presented in the unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1999 is derived from Item 7(b) of Reunion's Current Report on Form 8-K/A as filed on May 4, 2000.

     Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma consolidated condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have occurred had the transactions been effective on the dates indicated above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the accompanying notes and with Reunion's, Chatwins Group's and Kingway's financial statements. The financial statements, Management's Discussion and Analysis of Financial Condition and Results of Operations and a description of the business of Chatwins Group are included under Item 7(a) of Reunion's Current Report on Form 8-K/A as filed on May 4, 2000. The financial statements of Kingway are included under Item 7(a) of Reunion's Current Report on Form 8-K/A as filed on May 4, 2000.

                           REUNION INDUSTRIES, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                         June 30, 2000 (in thousands)

                           Reunion
                        Industries    Less DPHL    Pro Forma        Pro Forma
                        Historical   Historical    Adjustments       Combined
                        ----------   ----------   -------------   -----------
ASSETS:
Cash                      $  1,216     $   (723)  $ 11,224 (1)
                                                   (11,224)(1)      $    493
Receivables                 39,876       (1,387)         -            38,489
Inventories                 22,098         (670)         -            21,428
Other Current                5,271         (372)         -             4,899
                          --------     --------    -------          --------
Total Current Assets        68,461       (3,152)         -            65,309

Property - net              55,066       (6,113)         -            48,953
Goodwill                    21,418       (2,866)         -            18,552
Other Assets                17,605           (4)      (860)(2)        16,741
                          --------     --------   --------          --------
Total Assets              $162,550     $(12,135)  $   (860)         $149,555
                          ========     ========   ========          ========
LIABILITIES AND
  STOCKHOLDERS' EQUITY:
Current Long-Term Debt    $  9,707     $   (165)   $(1,852)(1)       $  7,690
Current Long-Term Debt-
  Related Parties            2,998            -          -              2,998
Revolving Credit            33,670            -     (5,756)(1)         27,914
Trade Payables              19,464       (1,752)         -             17,712
Accrued Other               12,886         (661)       (50)(1)
                                                      (107)(1)
                                                       485 (3)         12,553
Net Liabilities of
  Discontinued Operations    2,600            -          -              2,600
                          --------     --------   --------           --------
Total Current Liabilities   81,325       (2,578)    (7,280)            71,467

Long-Term Debt              56,376       (1,494)    (3,459)(1)         51,423
Long-Term Debt-Related Party 1,017            -          -              1,017
Other Liabilities            4,353       (1,186)         -              3,167
Intercompany                     -       (6,108)    11,224 (1)
                                                    (4,631)(2)
                                                      (485)(3)              -
                          --------     --------   --------           --------
Total Liabilities          143,071      (11,366)    (4,631)           127,074
                          --------     --------   --------           --------

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                           REUNION INDUSTRIES, INC.
       UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)
                         June 30, 2000 (in thousands)

                           Reunion
                        Industries    Less DPHL    Pro Forma        Pro Forma
                        Historical   Historical    Adjustments       Combined
                        ----------   ----------   -------------   -----------
Minority Interests           3,249         (769)         -              2,480
                          --------     --------   --------           --------
  Stockholders' Equity:
Common Stock                   152            -          -                152
Paid-in Capital             24,608            -          -             24,608
Retained Earnings
  (accumulated deficit)     (8,530)           -      3,771 (2)         (4,759)
                          --------     --------   --------           --------
Total Stockholders' Equity  16,230            -      3,771             20,001
                          --------     --------   --------           --------
Total Liabilities and
  Stockholders' Equity    $162,550     $(12,135)  $   (860)          $149,555
                          ========     ========   ========           ========

                            REUNION INDUSTRIES, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000
                   (in thousands, except per share amounts)

                           Reunion
                        Industries    Less DPHL    Pro Forma        Pro Forma
                        Historical   Historical    Adjustments       Combined
                        ----------   ----------   -------------   -----------
SALES                     $ 88,819    $  (3,174)   $ 15,243 (e)      $100,888
Operating Costs
  and Expenses:
Cost of Sales               71,167       (2,696)     12,151 (e)        80,622
Selling, General
  and Admin.                10,717         (428)      2,375 (e)        12,664
Amortization of Goodwill       428          (95)        294 (a)           627
Other                          119           18         260 (e)           397
                          --------     --------    --------          --------
OPERATING PROFIT (LOSS)      6,388           27         163             6,578

OTHER (INCOME) EXPENSE:
Interest Expense             5,170          (87)        (33)(b)         5,050
Equity loss from affiliate     296            -        (296)(c)             -
                          --------     --------    --------          --------
Income (Loss) from
  Continuing Operations
  Before Taxes                 922          114         492             1,528
Income Tax Expense
  (Benefit)                    366           20         225 (d)           611
                          --------     --------    --------          --------
Income (Loss) from
  Continuing Operations        556           94         267               917
Preferred Stock
  Dividend Accretions           95            -           -                95
                          --------     --------    --------          --------
Income (Loss) Available
  to Common Stockholders  $    461     $     94    $    267          $    822
                          ========     ========    ========          ========

                            REUNION INDUSTRIES, INC.
  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Continued)
                    FOR THE SIX MONTHS ENDED JUNE 30, 2000
                   (in thousands, except per share amounts)

                           Reunion
                        Industries    Less DPHL    Pro Forma        Pro Forma
                        Historical   Historical    Adjustments       Combined
                        ----------   ----------   -------------   -----------

Income (Loss) from
  Continuing Operations
  per Common Share:

Basic                     $   0.04                                   $   0.07
                          ========                                   ========

Diluted                   $   0.04                                   $   0.07
                          ========                                   ========

Weighted Average Number
  of Common Shares

Basic                       11,214                         1,026*      12,240
                          ========                      ========     ========

Diluted                     11,214                         1,026*      12,240
                          ========                      ========     ========

* - Represents the effect of the 2,490,000 public shares of Reunion not retired in the merger assuming the merger occurred on January 1, 2000 (2,490,000 x 75 days in pre-merger period / 182 days).

                            REUNION INDUSTRIES, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (in thousands, except per share amounts)

                           Reunion
                        Industries    Less DPHL    Pro Forma        Pro Forma
                         Pro Forma   Historical    Adjustments       Combined
                        ----------   ----------   -------------   -----------
SALES                     $214,717    $ (13,999)    $     -          $200,718
Operating Costs
  and Expenses:
Cost of Sales              176,750      (11,937)          -           164,813
Selling, General
  and Admin.                26,599       (1,539)          -            25,060
Amortization of Goodwill     1,373         (191)         72 (f)         1,254
Other                          609          115           -               724
                          --------     --------    --------          --------
OPERATING PROFIT (LOSS)      9,386         (447)        (72)            8,867

OTHER (INCOME) EXPENSE:
Interest Expense            11,684         (329)     (1,428)(g)         9,927
Provision for Bargo
  Judgment and Costs         1,646            -           -             1,646
Bargo Settlement Gain       (3,617)           -           -            (3,617)
Equity loss from affiliate       -            -           -                 -
Other (Income) Expense        (672)           -           -              (672)
                          --------     --------    --------          --------
Income (Loss) from
  Continuing Operations
  Before Taxes                 345         (118)      1,356             1,583
Income Tax Expense
  (Benefit)                    138          221         274 (h)           633
                          --------     --------    --------          --------
Income (Loss) from
  Continuing Operations        207         (339)      1,082               950
Preferred Stock
  Dividend Accretions        1,598            -           -             1,598
                          --------     --------    --------          --------
Income (Loss) Available
  to Common Stockholders  $ (1,391)    $   (339)   $  1,082          $   (648)
                          ========     ========    ========          ========

                            REUNION INDUSTRIES, INC.
  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Continued)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                    (in thousands, except per share amounts)

                           Reunion
                        Industries    Less DPHL    Pro Forma        Pro Forma
                         Pro Forma   Historical    Adjustments       Combined
                        ----------   ----------   -------------   -----------

Income (Loss) from
  Continuing Operations
  per Common Share:

Basic                     $  (0.12)                                  $  (0.05)
                          ========                                   ========

Diluted                   $  (0.12)                                  $  (0.05)
                          ========                                   ========

Weighted Average Number
  of Common Shares

Basic                       11,974                                     11,974
                          ========                                   ========

Diluted                     11,974                                     11,974
                          ========                                   ========

                           REUNION INDUSTRIES, INC.
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                               (in thousands)

Note 1. Pro Forma Adjustments to the Unaudited Pro Forma Consolidated Condensed Balance Sheet

          Adjustments to the unaudited pro forma combined balance sheet as of June 30, 2000:

          (1) To record the receipt of $11.3 million of cash proceeds from the disposition and the uses of the proceeds as follows:

                Uses of proceeds:

                                    Classifications of Debt and Other
                             ------------------------------------------------
                                                   Long               Total
                             Current   Revolver   -term     Other      Uses
                             --------  --------  --------  --------  --------
  Revolver Paydown:
Overadvance                  $      -  $  2,819  $      -  $      -  $  2,819
Other                               -     2,937         -         -     2,937
                             --------  --------  --------  --------  --------
                                    -     5,756         -         -     5,756
                             --------  --------  --------  --------  --------
  Debt Paydown:
Note payable                    1,183         -         -         -     1,183
Term loan A                         -         -       542         -       542
Term loan B                       669         -     2,917         -     3,586
Accrued interest                    -         -         -        50        50
                             --------  --------  --------  --------  --------
                                1,852         -     3,459        50     5,361
                             --------  --------  --------  --------  --------
Closing costs                       -         -         -       107       107
                             --------  --------  --------  --------  --------
  Totals                     $  1,852  $  5,756  $  3,459  $    157  $ 11,224
                             ========  ========  ========  ========  ========


          (2) Represents the elimination of the investment in DPHL upon disposition and resulting $3.8 million gain net of $0.9 million tax effect recorded as a reduction of deferred tax assets related to net operating loss carryforwards acquired in the merger.

          (3) Represents the establishment of a reserve for closing costs and estimated working capital adjustments pursuant to the share purchase agreement.

Note 2. Pro Forma Adjustments to the Unaudited Pro Forma Consolidated Condensed Statements of Operations

          Adjustments to the unaudited pro forma consolidated condensed statement of operations for the six months ended June 30, 2000:

          (a) To adjust the amortization of goodwill related to the merger of Chatwins Group and Reunion, as well as the amortization of goodwill related to the acquisition of Kingway over a 15-year period assuming such events occurred on January 1, 2000. No adjustments have been made to depreciation. The book values of property for Reunion and Kingway are assumed to approximate fair value because substantially all of these assets had been recently restated to fair value as a result of the application of purchase accounting under APB Opinion 16.

          (b) To record the effect on interest expense for the first six months of 2000 resulting from the merger, acquisition and the application of sale proceeds to borrowings. It was assumed that if Reunion had been engaged in the merger with Chatwins Group, the acquisition of Kingway and the disposition of DPHL all at the same time, the $5.0 million term loan B facility would not have been necessary and the remaining sale proceeds would have been used to repay a $1.2 million note payable then applied to revolver borrowings:
                                                           Pro Forma
                                                           Average   Pro Forma
                                             Annual Rates  Balance   Interest
                                             ------------  --------  --------
  Pro Forma Interest Expense:
Senior notes                                          13%  $ 24,975  $  1,623
Revolving credit facility                    Prime + .50%    46,780     1,266
Term loan A                                  Prime + .75%    25,800     1,158
Other debt (actual first half 2000)                                       769
                                                                     --------
  Total Pro Forma Cash Interest                                         4,816
Amortization of deferred financing costs                                  234
                                                                     --------
  Total Pro Forma Interest                                              5,050
Less: Historical Interest Expense (excluding DPHL)                     (5,083)
                                                                     --------
  Pro Forma Interest Adjustment                                      $    (33)
                                                                     ========

     A 0.125% change in interest rates would affect interest expense by approximately $33 for the six months ended June 30, 2000.

          (c) To eliminate Chatwins Group's equity loss from continuing operations of Reunion.

          (d) To adjust the proforma combined income tax expense for continuing operations to an effective rate of approximately 40% of pro forma combined income from continuing operations before taxes.

          (e) Represents the operating results of businesses merged (excluding DPL) and acquired on March 16, 2000 for the period from January 1, 2000 through March 15, 2000.

          Adjustments to the unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1999:

          (f) To record the amortization of goodwill related to the merger of Chatwins Group and Reunion, as well as the amortization of goodwill related to the acquisition of Kingway over a 15-year period assuming such events occurred on January 1, 1999. No adjustments have been made to depreciation. The book values of property for Reunion and Kingway are assumed to approximate fair value because substantially all of these assets had been recently restated to fair value as a result of the application of purchase accounting under APB Opinion 16.

          (g) To record the effect on interest expense for 1999 assuming the DPHL sale proceeds were received on January 1, 1999. It was assumed that if Reunion had been engaged in the merger with Chatwins Group, the acquisition of Kingway and the disposition of DPHL all at the same time, the $5.0 million term loan B facility would not have been necessary and the remaining sale proceeds would have been used to repay a $1.2 million note payable then applied to revolver borrowings:

                                                           Pro Forma
                                                           Average   Effect on
                                             Annual Rates  Balance   Interest
                                             ------------  --------  --------
  Reduction in Interest Expense:
Term loan B                                           20%     5,000  $ (1,000)
Revolving credit facility                    Prime + .50%     4,990      (428)
                                                                     --------
  Effect on Interest Expense                                         $ (1,428)
                                                                     ========

     A 0.125% change in interest rates would affect interest expense by approximately $78 for 1999.

          (h) To adjust the proforma combined income tax expense for continuing operations to an effective rate of approximately 40% of pro forma combined income from continuing operations before taxes.

(c)  Exhibits

     Exhibit No.         Description of Exhibit
     -----------         ----------------------

        10.22 Share Purchase Agreement dated August 4, 2000 among the Registrant, RII Investment Corp., Enterprise Ireland, Paul Walsh, Donal Lawlor, Brendan Murtagh and Tintarent Limited.

        10.23 Deed of Indemnity dated August 4, 2000 between RII Investment Corp. and Tintarent Limited.

        10.24 Deed of Guarantee dated August 4, 2000 between the Registrant and Tintarent Limited.

        10.25 Disclosure Letter dated August 4, 2000 between the RII Investment Corp. and Tintarent Limited.

        99.1             Press release dated September 6, 2000.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  September 15, 2000                     REUNION INDUSTRIES, INC.
       ------------------                           (Registrant)

                                              By: /s/ John M. Froehlich
                                                  ---------------------
                                                    John M. Froehlich
                                                 Executive Vice President
                                                   of Finance and Chief
                                                    Financial Officer

                                EXHIBIT INDEX

Exhibit No.     Description of Exhibit                                 Page
-----------     ----------------------                                 ----

   10.22        Share Purchase Agreement dated August 4, 2000            18
                among the Registrant, RII Investment Corp.,
                Enterprise Ireland, Paul Walsh, Donal Lawlor,
                Brendan Murtagh and Tintarent Limited.

   10.23        Deed of Indemnity dated August 4, 2000 between          105
                RII Investment Corp. and Tintarent Limited.

   10.24        Deed of Guarantee dated August 4, 2000 between          120
                the Registrant and Tintarent Limited.

   10.25        Disclosure Letter dated August 4, 2000 between          126
                RII Investment Corp. and Tintarent Limited.

   99.1         Press release dated September 6, 2000.                  139